Exhibit 99.4

NV5 Global, Inc.
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
(in thousands, except share data)
On December 20, 2019 (the "Closing Date"), NV5 Global, Inc., a Delaware corporation ("we", "us", the "Company", "NV5 Global", or "NV5"), acquired Geospatial Holdings, Inc. and its subsidiaries, including Quantum Spatial, Inc. (collectively "QSI"), a full-service geospatial solutions provider serving the North American market.     QSI provides data solutions to public and private sector clients that need geospatial intelligence to mitigate risk, plan for growth, better manage resources, and advance scientific understanding. NV5 Global acquired QSI in an all-cash transaction for $318,000, which includes excess working capital of $8,781 and closing date cash of approximately $6,677. The purchase price and other related costs associated with the transaction was financed through the Company's amended and restated credit agreement (the "A&R Credit Agreement") with Bank of America, N.A. and the other lenders party thereto. Pursuant to the A&R Credit Agreement, the lenders provided term commitments of $150,000 in the aggregate in a single draw on the Closing Date and revolving commitments totaling $215,000.
The following tables set forth contain unaudited pro forma condensed combined financial data giving effect to the Company's acquisition of QSI. The following unaudited pro forma condensed consolidated financial statements reflect the historical consolidated results of NV5 and QSI, on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on September 28, 2019 for pro forma balance sheet purposes, and on January 1, 2018 for pro forma statement of net income purposes.
The pro forma statements of net income and the pro forma balance sheet are hereafter collectively referred to as the "Pro Forma Financial Data." The Pro Forma Financial Data is unaudited and does not purport to represent what the combined results of operations would have been if the acquisition had occurred on January 1, 2018, or what those results will be for any future periods, or what the combined balance sheet would have been if the acquisition had occurred on September 28, 2019.
The Pro Forma Financial Data is based upon the historical financial statements of the Company and QSI and certain adjustments which we believe are reasonable to give effect to the acquisition. The pro forma adjustments and Pro Forma Financial Data included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that the Company believes are reasonable under the circumstances. The fair value amounts assigned to the identifiable assets acquired and liabilities assumed in connection with the acquisition are considered preliminary and subject to change once the Company receives certain information it believes is necessary to finalize its purchase accounting of QSI. The Pro Forma Financial Data has been compiled from the following sources:

•
U.S. Generally Accepted Accounting Principles ("U.S. GAAP") financial information for the Company has been derived without adjustments from the Company's audited consolidated balance sheet and statement of net income as of and for the year ended December 29, 2018, contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 14, 2019.

•
U.S. GAAP financial information for the Company has been derived without adjustments from the Company's unaudited consolidated balance sheet and statement of net income as of and for the nine months ended September 28, 2019, contained in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2019.

•
U.S. GAAP financial information for QSI has been derived without adjustments from QSI's audited consolidated balance sheet and statement of net income as of and for the year ended December 29, 2018, contained in this     Form 8-K/A.

•
U.S. GAAP financial information for QSI has been derived without adjustments from QSI's unaudited consolidated balance sheet and statement of net income as of and for the nine months ended September 28, 2019, contained in this Form 8-K/A.

The Pro Forma Financial Data should be read in conjunction with:

•	The accompanying notes to the Pro Forma Financial Data;

•
The audited consolidated financial statements of the Company as of and for the year ended December 29, 2018, and the related notes thereto as presented in the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2019;

•
The unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 28, 2019, and the related notes thereto as presented in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2019;

•	The audited consolidated financial statements of QSI as of and for the year ended December 29, 2018, and the related notes thereto included in this Form 8-K/A; and

•	The unaudited condensed consolidated financial statements of QSI as of and for the year ended nine months ended September 28, 2019, and the related notes thereto included in this Form 8-K/A.

NV5 GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 28, 2019
(in thousands, except share data)

	NV Global, Inc.	QSI	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$31,425	$9,530	$(183)	2(B)	$40,772
Billed receivables, net	109,590	13,921	10,987	2(C)	134,498
Unbilled receivables, net	53,818	21,396	(3,781)	2(C)	71,433
Prepaid expenses and other current assets	9,198	4,805	(876)	2(C)	13,127
Total current assets	204,031	49,652	6,147		259,830
Property and equipment, net	12,349	12,869	757	2(C)	25,975
Right-of-use lease assets, net	42,366	—	6,131	2(D)	48,497
Intangible assets, net	100,688	3,961	159,073	2(C)	263,722
Goodwill	158,423	43,852	101,085	2(C)	303,360
Other assets	2,886	221	(221)	2(C)	2,886
Total Assets	$520,743	$110,555	$272,972		$904,270

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,082	$10,281	$166	2(C)	$33,529
Accrued liabilities	33,654	9,230	65	2(C)/(D)	42,949
Income taxes payable	—	—	—		—
Billings in excess of costs and estimated earnings on uncompleted contracts	2,241	696	(696)	2(C)	2,241
Client deposits	276	—	—		276
Current portion of contingent consideration	3,351	—	—		3,351
Current portion of notes payable and other obligations	17,578	1,073	6,427	2(C)/(E)	25,077
Total current liabilities	80,182	21,280	5,962		107,423
Contingent consideration, less current portion	2,195	—	—		2,195
Long-term lease liability	32,781	—	3,956	2(D)	36,737
Notes payable and other obligations, less current portion	40,638	139,446	173,511	2(C)/(E)	353,595
Deferred income tax liabilities, net	16,881	377	38,995	2(C)	56,253
Total liabilities	172,676	161,103	222,424		556,203

Stockholders’ equity:
Preferred stock	—	47	(47)	2(C)	—
Common stock	128	—	—	2(C)	128
Additional paid-in capital	246,869	57,042	(57,042)	2(C)	246,869
Retained earnings	101,070	(107,637)	107,637	2(C)	101,070
Total stockholders’ equity	348,067	(50,548)	50,548		348,067
Total liabilities and stockholders’ equity	$520,743	$110,555	$272,972		$904,270
See accompanying notes to pro forma condensed combined financial statements (unaudited).

NV5 GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET INCOME AND COMPREHENSIVE INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 28, 2018
(in thousands, except share data)

	NV5 Global, Inc.	QSI	Pro Forma Adjustments		Pro Forma Combined
Gross revenues	$418,081	$106,766	$—		$524,847

Direct costs:
Salaries and wages	132,922	16,841	—		149,763
Sub-consultant services	62,218	23,004	—		85,222
Other direct costs	21,537	11,231	—		32,768
Total direct costs	216,677	51,076	—		267,753

Gross Profit	201,404	55,690	—		257,094

Operating Expenses:
Salaries and wages, payroll taxes and benefits	102,221	26,171	—		128,393
General and administrative	31,713	11,925	—		43,638
Facilities and facilities related	14,401	2,683	—		17,084
Depreciation and amortization	17,384	6,852	10,017	3(A)	34,253
Total operating expenses	165,719	47,631	10,017		223,368

Income from operations	35,685	8,059	(10,017)		33,726

Interest expense	(1,966)	(6,416)	(7,025)	3(B)	(15,407)

Income before income tax expense	33,719	1,643	(17,042)		18,319
Income tax expense	(6,863)	(673)	4,516	3(C)	(3,020)
Net Income and Comprehensive Income	$26,856	$970	$(12,526)		$15,299

Earnings per share:
Basic	$2.44				$1.39
Diluted	$2.33				$1.33

Weighted average common shares outstanding:
Basic	10,991,124				10,991,124
Diluted	11,506,466				11,506,466

See accompanying notes to pro forma condensed combined financial statements (unaudited).

NV5 GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET INCOME AND COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2019
(in thousands, except share data)

	NV5 Global, Inc.	QSI	Pro Forma Adjustments		Pro Forma Combined
Gross revenues	$376,340	$94,191	$—		$470,531

Direct costs:
Salaries and wages	113,762	13,771	—		127,533
Sub-consultant services	56,969	19,842	—		76,811
Other direct costs	25,244	8,686	—		33,930
Total direct costs	195,975	42,299	—		238,274

Gross Profit	180,365	51,892	—		232,257

Operating Expenses:
Salaries and wages, payroll taxes and benefits	93,431	21,491	—		114,922
General and administrative	30,786	10,145	—		40,931
Facilities and facilities related	12,407	1,980	—		14,387
Depreciation and amortization	18,908	4,643	7,917	3(A)	31,468
Total operating expenses	155,533	38,259	7,917		201,708

Income from operations	24,832	13,633	(7,917)		30,549

Interest expense	(1,230)	(7,781)	(2,327)	3(B)	(11,338)

Income before income tax expense	23,602	5,852	(10,244)		19,211
Income tax expense	(3,422)	(1,899)	2,715	3(C)	(2,606)
Net Income and Comprehensive Income	$20,180	$3,953	$(7,529)		$16,605

Earnings per share:
Basic	$1.67				$1.37
Diluted	$1.62				$1.33

Weighted average common shares outstanding:
Basic	12,086,588				12,086,588
Diluted	12,485,049				12,485,049

See accompanying notes to pro forma condensed combined financial statements (unaudited).

NV5 GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of NV5 Global, Inc. ("NV5") and the acquired Geospatial Holdings Inc. and its subsidiaries, including Quantum Spatial, Inc. (collectively "QSI"). The unaudited pro forma combined balance sheet as of September 28, 2019 gives effect to the acquisition as if it had occurred on September 28, 2019. The unaudited pro forma combined statement of net income for the nine months ended September 28, 2019 and for the year ended December 29, 2018 gives effect to the acquisition as if it had occurred on January 1, 2018.

The historical consolidated financial statements have been adjusted in the unaudited pro forma combined statement of net income to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the transaction been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of the Company's future combined results of operations or financial position. The actual results may differ from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences in assumptions used to prepare the unaudited pro forma combined financial information and actual results.

The assets and liabilities acquired through the acquisition are recorded at their preliminary estimated fair values. The adjustments to the Company's consolidated financial statements in connection with the transaction, and allocation of the purchase price paid in the transaction, was based on a number of factors, including additional financial information available at such time, and the final allocations of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

Certain reclassifications have been made to the presentation of the historical QSI consolidated financial statements to conform to the presentation used in the unaudited pro forma financial information contained herein.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A)
The acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, total acquisition consideration price was allocated to assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the acquisition an historical and current market data. The excess of the purchase price over total of preliminary estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for QSI, we engaged a third party independent valuation specialist. For purposes of these pro forma financial statements, NV5 has estimated the preliminary purchase price allocations based on historical inputs and data as of September 28, 2019. The table below shows the preliminary purchase price allocations of assets acquired and liabilities assumed:

Cash	$6,894
Billed receivables	24,908
Unbilled receivables	17,615
Right-of-use assets	6,131
Property, plant, and equipment	13,626
Prepaid expenses and other assets	3,929
Fair value of acquired intangible assets:
Customer relationships(1)	64,709
Indefinite-lived trade name	58,546
Customer backlog(2)	6,835
Developed technology(3)	32,944
Residual goodwill from the transaction	144,937
Accounts payable	(10,447)
Lease liabilities	(6,479)
Accrued liabilities	(6,772)
Deferred tax liabilies	(39,372)
Initial purchase price	$318,004

(1) Amortized on a straight-line basis over the estimated life (11 years)
(2) Amortized on a straight-line basis over the estimated life (2 years)
(3) Amortized on a straight-line basis over their estimated lives (5 to 7 years)

(B)
Represents adjustments to the combined company cash balance. Estimated transaction and other closing/financing costs associated with the transaction are not included in the pro forma results of operations as they are non-recurring in nature.

Cash consideration for the acquisition of QSI	$(318,004)
Borrowings from revolving credit facility	170,457
Issuance of term loan	150,000
Cash not acquired from QSI	(2,636)
Total cash and cash equivalents adjustments	$(183)

(C)	Reflects the acquisition method of accounting based on the estimated fair value of assets and liabilities assumed at the closing date:

Cash not acquired	$(2,636)
Unbilled receivables not acquired	$(3,781)
Prepaid expenses and other assets not acquired	$(876)
Deferred financing costs not acquired	$(221)
Adjustments of billed receivables to fair value	$10,987
Adjustments of property and equipment to fair value	$757
Adjustment to identifiable intangible assets to fair value	$159,073
Residual goodwill created from acquisition	$101,085
Accounts payable amounts assumed	$(166)
Deferred tax impact of purchase accounting treatment	$(38,995)
QSI debt not assumed	$140,519
Accrued liabilities not assumed	$2,458
Billings in excess of costs and estimated earnings on uncompleted contracts not assumed	$696
Elimination of QSI historical equity balances	$50,548

(D)	Represents the impact of QSI adopting the new lease standard that requires recognition of right-of-use assets and lease liabilities on the balance sheet:

Operating lease right-of-use assets	$6,131
Accrued liabilities	$2,523
Long-term lease liabilities	$3,956

(E)
The net increase to debt reflects the new debt of $320.5 million incurred to finance the acquisition of QSI, less the effects of extinguishing QSI's outstanding debt of $58.7 million upon consummation of the acquisition:

QSI current portion of long-term debt not assumed	$(1,073)
Establish current portion of debt from issuance of Term Loan	7,500
Total current portion of long-term debt adjustment	$6,427

QSI long-term debt not assumed	$(139,446)
Additional long-term debt from issuance of Term Loan & Revolver	312,957
Total long-term debt adjustment	$173,511

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Net Income

(A)	Reflects the incremental increase in intangible asset amortization expense resulting from the fair value adjustments to the acquired QSI definite-lived intangible assets:

	Year Ended	Nine Months Ended
	December 29, 2018	September 28, 2019
Reversal of QSI's historical intangible asset amortization	$(4,024)	$(2,614)
Amortization of purchased identifiable definite-lived intangible assets	14,041	10,531
Total intangible assets amortization expense adjustment	$10,017	$7,917

(B)	Reflects the adjustments to reverse interest expense associated with QSI's debt not assumed and the recognition of the interest expense associated with NV5's new debt financing:

	Year Ended	Nine Months Ended
	December 29, 2018	September 28, 2019
Reversal of QSI's historical interest expense	$(6,416)	$(7,781)
Interest expense on new debt financing(1)	13,441	10,108
Total interest expense adjustment	$7,025	$2,327

(1) Our interest rates are variable tied to a Eurocurrency rate equal to LIBOR (London Interbank Offered Rate) plus an applicable rate or a base rate denominated in U.S. dollars. Interest rates are subject to change based on our Consolidated Senior Leverage Ratio (as defined in the Credit Agreement). A one percent point change in the assumed interest rate would change our annual interest expense by approximately $3,205.

(C)
Reflects the income tax effect of applying the estimated blended federal and state statutory rate of 26.5% for the year ended December 29, 2018 and nine months ended September 28, 2019 to pre-tax income and pro forma adjustments.